Exhibit 99.1

Trinity Place Holdings Inc. Receives Expected Notice from NYSE American Regarding Delayed Quarterly Report

New York, New York, August 29, 2022 — Trinity Place Holdings Inc. (NYSE: TPHS) (the “Company”) announced today that, as expected, on August 23, 2022 it received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the NYSE’s continued listing standards under the timely filing criteria established in Section 1007 of the NYSE American Company Guide, because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on or prior to the due date thereof. The NYSE informed the Company that, under the NYSE’s rules, the Company has six months from its due date to file the Form 10-Q with the SEC.

As previously disclosed in the Current Report on Form 8-K filed on August 17, 2021, the management and the Audit Committee of the board of directors of the Company, in consultation with BDO USA LLP, the Company’s independent registered public accounting firm determined that the Company’s previously issued financial statements and the audit report thereon, as of and for the year ended December 31, 2021, and the unaudited interim financial statements as of and for each of the quarterly periods ended June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022 (collectively, the “Prior Period Financial Statements”), should no longer be relied upon due to an error in accounting treatment regarding the overcapitalization of internally allocated construction related costs related to the development project at 77 Greenwich Street. Management and the Audit Committee determined that these accounting changes require a restatement of the Prior Period Financial Statements, the impacts of which are expected to principally involve a reduction of net income and total assets for certain periods (which will result in a gain on sale of condominiums in excess of the gain anticipated prior to the restatement) and other non-cash items. The restated accounts are expected to have no effect on the Company’s cumulative aggregate earnings by the end of the condominium sell-out period. As a result, the Company required additional time to evaluate its financial statements for the year ended December 31, 2021, the quarter ended March 31, 2022 and the quarter ended June 30, 2022, and did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The Company continues to work diligently with its independent registered public accounting firm and currectly expects to file the Form 10-Q in early September and the amendments to its Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as soon as practicable after the date hereof.

About Trinity Place Holdings

Trinity Place Holdings Inc. is a real estate holding, investment, development and asset management company. The Company’s largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan. 77 Greenwich is under development as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. The Company also owns a newly built 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, and, through a joint venture, a 10% interest in a newly built 234-unit multi-family property located at 250 North 10th Street in Brooklyn, New York. In addition, the Company owns a property occupied by retail tenants in Paramus, New Jersey. In addition to its real estate portfolio, the Company also controls a variety of intellectual property assets, including Filene’s Basement and related trademarks, focused on the consumer sector, a legacy of its predecessor, Syms Corp. The Company also had approximately $261.8 million of federal net operating loss carryforwards as well as state and local net operating loss carryforwards at June 30, 2022, which can be used to reduce its future taxable income and capital gains.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the nature and extent of the accounting errors discussed above, and the expected impact of the restatement on the Company’s prior and future financial statements, financial position and results of operation. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.  The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to additional information that may arise prior to the filing of the restated financial statements; the timing and ultimate conclusions of BDO regarding the audit of the Company’s financial statements, and the completion and filing of the amendment to the Annual Report on Form 10-K for the year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 taking longer than expected. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2021, and supplemented by other filings and reports that are filed by the Company from time to time with the SEC.  The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.